Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On January 15, 2008, The First American Corporation (FAC, First American or the Company) announced its intention to separate its financial services companies from its information solutions companies, resulting in two separate publicly traded entities. The Company continues to prepare for the anticipated separation, and currently expects the separation to occur during the first half of 2010, with a target date of June 1, 2010. The post-separation information solutions companies will remain as The First American Corporation under a new corporate name, which we refer to herein as “InfoCo” for ease of reference. In connection with the separation, the Company’s subsidiary, First American Financial Corporation (FAFC), which will be the parent company for the financial services company, has filed a Form 10 Registration Statement with the Securities and Exchange Commission. The transaction remains subject to the satisfaction of customary conditions, including final approval by the Board of Directors, additional amendments to and effectiveness of the Form 10 Registration Statement, receipt of a tax ruling from the Internal Revenue Service and the approval of applicable regulatory authorities. No assurances can be given as to whether or when such conditions will be satisfied.

The following unaudited pro forma condensed consolidated financial statements of InfoCo were derived from, and should be read together with, FAC’s historical consolidated financial statements including the accompanying notes, included in the Company’s Annual Report on Form 10-K, and FAFC’s historical combined financial statements including the accompanying notes included in FAFC’s Form 10 Registration Statement.

The unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2009 and the years ended December 31, 2008 and 2007 present our results of operations assuming the separation had been completed based upon a January 1, 2007 separation date. The unaudited pro forma condensed consolidated balance sheets as of September 30, 2009 and December 31, 2008 and 2007 present our consolidated financial position assuming that the separation had been completed on those three dates, respectively. Upon completion of the transaction, the separation will be reflected as discontinued operations in InfoCo’s financial statements. Specifically, the pro forma adjustments include giving effect to the following:

•	The removal of FAFC historical financial statements and the posting of the related pro forma entries which are necessary.

•

The pro forma impact on our financial statements of the buy-in of the publicly held shares of First Advantage Corporation, which closed in November 2009. For purposes of the pro forma condensed consolidated financial statements, we have assumed the FADV transaction closed on the separation date.

These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of our results of operations or financial condition had the separation been completed on the dates assumed. Additionally, these pro forma financial statements are not necessarily indicative of our future results of operations or financial condition. Specifically:

•

The pro forma financial statements do not reflect adjustments that are based on judgmental estimates because such amounts are not appropriately included as pro forma adjustments. For example, the Company expects that it will no longer incur the same level of corporate infrastructure that currently supports the Company. The pro forma financial statements include general unallocated corporate costs of $72 million (excluding interest expense) for the nine months ended September 30, 2009. We estimate that our recurring stand-alone corporate costs will be approximately $40 to $45 million (excluding interest expense). The pro forma financial statements do not reflect a reduction of these costs and expenses.

•

Included in the pro forma condensed consolidated income statements are certain non-recurring charges not associated with the separation for severance and restructuring, totaling $26 million, $45 million and $29 million, for the nine months ended September 30, 2009 and the years ended December 31, 2008 and 2007, respectively.

•	The pro forma condensed consolidated balance sheets do not reflect any pro forma adjustments for future projected costs related to the separation.

•

We have not included any adjustment to the pro forma condensed consolidated balance sheet for the approximately $250 million investment in our company that we expect FAFC and an FAFC affiliate will hold in connection with the separation as we do not anticipate that it will have an impact on our consolidated equity balance and the impact on the number of shares outstanding cannot reasonably be determined at this date.

•

As part of the separation, we will enter into transition services agreements with FAFC. Given the uncertainty regarding how much, if any, those service agreements will be utilized (the services agreements will be predominantly based on usage, as opposed to stipulated fees), we have not included any amounts related to the agreements in the pro forma condensed consolidated financial statements, as we do not believe that any such amounts would meet the “factually supportable” and “ongoing impact on the financial statements” criteria established for pro forma adjustments. As it relates to the ongoing commercial relationships that will be in place between FAFC and InfoCo (primarily related to purchases and sales of data and other settlement services), the terms and conditions of the ongoing commercial relationships are expected to be materially consistent with the terms and conditions currently in place between the two organizations. As a result, we do not anticipate any material changes to the results of operations for InfoCo and therefore do not believe any adjustment to the pro forma condensed consolidated income statements is required.

We believe the assumptions used and pro forma adjustments derived from such assumptions, are reasonable under the circumstances and are based upon currently available information. While such adjustments are subject to change based upon the finalization of the terms of the separation and the underlying separation agreements, in management’s opinion the pro forma adjustments have been developed on a reasonable and rational basis.

The First American Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

September 30, 2009

(in thousands)

	As Reported FAC 10-Q	FAFC Historical	As Adjusted InfoCo	Pro Forma Adjustments		Pro Forma InfoCo
Assets
Cash and cash equivalents	$1,095,922	$769,160	$326,762	$100,000	(1)	$426,762
Accounts receivable	511,508	239,347	272,161	—		272,161
Income tax receivable	20,825	—	20,825	26,700	(9)	47,525
Investments:
Deposits with banks	122,826	122,067	759	—		759
Debt securities	1,661,523	1,629,952	31,571	—		31,571
Equity securities	119,004	70,460	48,544	—		48,544
Other long term investments	380,930	272,989	107,941	82,095	(2)	190,036
Related party note receivable	—	189,125	(189,125)	190,435	(3),(9)	1,310
Loans receivable, net	162,240	162,240	—	—		—
Property and equipment, net	605,549	370,977	234,572	16,252	(4)	250,824
Title plants and other indexes	692,963	490,620	202,343	—		202,343
Deferred income taxes, net	100,923	202,058	(101,135)	101,135	(5),(9)	—
Goodwill	2,614,209	802,973	1,811,236	—		1,811,236
Other intangible assets, net	271,256	84,581	186,675	—		186,675
Other assets	257,682	151,150	106,532	—		106,532

Total Assets	$8,617,360	$5,557,699	$3,059,661	$516,617		$3,576,278

Liabilities & Stockholders’ Equity
Demand deposits	$1,175,249	$1,175,271	$(22)	$22	(9)	$—
Accounts payable and accrued liabilities	925,051	600,254	324,797	(15,540	)(5),(9)	309,257
Due to related party	—	1,310	(1,310)	1,310	(9)	—
Deferred revenues	710,053	149,152	560,901	—		560,901
Reserve known and IBNR claims	1,286,221	1,256,441	29,780	—		29,780
Income taxes payable	—	26,700	(26,700)	26,700	(9)	—
Deferred income taxes, net	—	—	—	111,504	(9)	111,504
Notes and contracts payable	809,589	264,095	545,494	(37,000	)(5),(6)	508,494
Deferred interest subordinated notes	100,000	—	100,000	—		100,000

Total liabilities	5,006,163	3,473,223	1,532,940	86,996		1,619,936

Stockholders’ equity:
Total equity	3,109,538	2,169,784	939,754	650,029	(7)	1,589,783
Accumulated comprehensive income/(loss)	(193,776)	(170,304)	(23,472)	19,256	(5)	(4,216)
Noncontrolling Interest	695,435	84,996	610,439	(239,664	)(8)	370,775

Total stockholders’ equity	3,611,197	2,084,476	1,526,721	429,621		1,956,342

Total liabilities and stockholders’ equity	$8,617,360	$5,557,699	$3,059,661	$516,617		$3,576,278

The First American Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

December 31, 2008

(in thousands)

	As Reported FAC 10-K	FAFC Historical	As Adjusted InfoCo	Pro Forma Adjustments		Pro Forma InfoCo
Assets
Cash and cash equivalents	$934,945	$723,651	$211,294	$100,000	(1)	$311,294
Accounts receivable	558,946	251,017	307,929	—		307,929
Income tax receivable	61,678	6,193	55,485	—		55,485
Investments:
Deposits with banks	182,117	182,017	100	—		100
Debt securities	1,718,320	1,687,270	31,050	—		31,050
Equity securities	110,126	77,383	32,743	—		32,743
Other long term investments	371,157	240,266	130,891	69,523	(2)	200,414
Related party accounts and note receivable	—	234,316	(234,316)	234,316	(3),(9)	—
Loans receivable, net	151,692	151,692	—	—		—
Property and equipment, net	665,305	397,250	268,055	17,113	(4)	285,168
Title plants and other indexes	685,090	490,231	194,859	—		194,859
Deferred income taxes, net	149,473	200,223	(50,750)	51,042	(5),(9)	292
Goodwill	2,594,738	806,201	1,788,537	—		1,788,537
Other intangible assets, net	298,411	87,691	210,720	—		210,720
Other assets	248,057	130,354	117,703	—		117,703

Total Assets	$8,730,055	$5,665,755	$3,064,300	$471,994		$3,536,294

Liabilities & Stockholders’ Equity
Demand deposits	1,298,221	1,298,221	—	$—		$—
Accounts payable and accrued liabilities	994,093	624,945	369,148	(17,451	)(5)	351,697
Due to related party	—	—	—	42,115	(9)	42,115
Deferred revenues	728,844	148,073	580,771	—		580,771
Reserve known and IBNR claims	1,355,392	1,326,282	29,110	—		29,110
Income taxes payable	—	—	—	—		—
Deferred income taxes, net	—	—	—	61,967	(9)	61,967
Notes and contracts payable	868,274	293,969	574,305	(37,000	)(5),(6)	537,305
Deferred interest subordinated notes	100,000	—	100,000	—		100,000

Total liabilities	$5,344,824	$3,691,490	$1,653,334	49,631		1,702,965

Stockholders’ equity:
Total equity	2,993,845	2,153,296	840,549	629,377	(7)	1,469,926
Accumulated comprehensive income/(loss)	(301,969)	(261,455)	(40,514)	20,290	(5)	(20,224)
Noncontrolling Interest	693,355	82,424	610,931	(227,303	)(8)	383,628

Total stockholders’ equity	3,385,231	1,974,265	1,410,966	422,363		1,833,329

Total liabilities and stockholders’ equity	$8,730,055	$5,665,755	$3,064,300	$471,994		$3,536,294

The First American Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

December 31, 2007

(in thousands)

	As Reported FAC 10-K	FAFC Historical	As Adjusted InfoCo	Pro Forma Adjustments		Pro Forma InfoCo
Assets
Cash and cash equivalents	$1,162,569	$906,387	$256,182	$100,000	(1)	$356,182
Accounts receivable	559,996	260,548	299,448	—		299,448
Income tax receivable	39,187	—	39,187	8,291	(9)	47,478
Investments:
Deposits with banks	198,055	168,112	29,943	—		29,943
Debt securities	1,368,212	1,353,925	14,287	—		14,287
Equity securities	147,102	61,124	85,978	—		85,978
Other long term investments	457,764	260,073	197,691	64,723	(2)	262,414
Related party accounts and note receivable	—	140,997	(140,997)	140,997	(3),(9)	—
Loans receivable, net	116,751	116,751	—	—		—
Property and equipment, net	755,435	438,971	316,464	15,376	(4)	331,840
Title plants and other indexes	645,679	471,918	173,761	—		173,761
Deferred income taxes, net	23,274	105,805	(82,531)	82,656	(5),(9)	125
Goodwill	2,567,340	827,308	1,740,032	—		1,740,032
Other intangible assets, net	346,207	100,115	246,092	—		246,092
Other assets	260,350	142,497	117,853	—		117,853

Total Assets	$8,647,921	$5,354,531	$3,293,390	$412,043		$3,705,433

Liabilities & Stockholders’ Equity
Demand deposits	$743,685	$743,685	$—	$—		$—
Accounts payable and accrued liabilities	1,123,624	767,348	356,276	(4,552	)(5)	351,724
Due to related party	—	—	—	79,209	(9)	79,209
Deferred revenues	756,202	155,830	600,372	—		600,372
Reserve known and IBNR claims	1,357,632	1,332,337	25,295	—		25,295
Income taxes payable	—	8,291	(8,291)	8,291	(9)	—
Deferred income taxes, net	—	—	—	87,944	(9)	87,944
Notes and contracts payable	906,046	306,582	599,464	(37,000	)(5),(6)	562,464
Deferred interest subordinated notes	100,000	—	100,000	—		100,000

Total liabilities	4,987,189	3,314,073	1,673,116	133,892		1,807,008

Stockholders’ equity:						—
Total equity	3,060,558	2,026,071	1,034,487	493,721	(7)	1,528,208
Accumulated comprehensive income/(loss)	(75,733)	(95,297)	19,564	(9,821	)(5)	9,743
Noncontrolling Interest	675,907	109,684	566,223	(205,749	)(8)	360,474

Total stockholders’ equity	3,660,732	2,040,458	1,620,274	278,151		1,898,425

Total liabilities and stockholders’ equity	$8,647,921	$5,354,531	$3,293,390	$412,043		$3,705,433

(1)	In connection with the separation, we expect we will purchase the noncontrolling interest in a joint venture. We expect that FAFC will fund a portion of the buy-out. This represents the cash payment of $100 million that we anticipate receiving from FAFC to fund their share of the purchase of the noncontrolling interest in the joint venture.

(2)	The pro forma adjustments to the other long-term investments balance is comprised of two items.

a.	There are approximately $9.0 million, $20.2 million and $33.7 million of investments at September 30, 2009, December 31, 2008 and December 31, 2007, respectively that have not been attributed to FAFC for purposes of the historical financial statements as they were held for general investment purposes and not specifically for FAFC’s benefit. The investments are expected to be transferred to FAFC as part of the separation and we are therefore excluding those investment assets.

b.	There are approximately $91.1 million, $89.7 million and $98.5 million of investments in affiliates at September 30, 2009, December 31, 2008 and December 31, 2007, respectively, which FAFC is expected to transfer to us upon the consummation of the separation transaction and we are reflecting the addition of those investment assets.

(3)	There are approximately $189.1 million, $192.0 million and $61.8 million of notes payable from First American to subsidiaries of FAFC which are recorded in our historical financial statements and a corresponding receivable recorded by FAFC in their historical financial statements. At the separation, these notes payable are expected to be transferred to FAFC and eliminated against the subsidiaries’ notes receivable.

(4)	The pro forma adjustments to property and equipment, net are comprised of two items.

a.	There is certain real estate property, net, that we expect to receive from FAFC in connection with the separation. The property has a net book value of approximately $16.3 million, $17.1 million and $17.6 million at September 30, 2009, December 31, 2008 and December 31, 2007, respectively.

b.	There are certain software assets with a net book value of $2.2 million at December 31, 2007 that have not been attributed to FAFC for purposes of the historical financial statements as they were held for general investment purposes and not specifically for FAFC’s benefit. We expect the assets will be transferred to FAFC as part of the separation and we are therefore excluding those assets.

(5)	It is contemplated that as part of the separation, First American’s defined benefit plans, which are currently underfunded, will be assumed by FAFC along with the obligation related to InfoCo employees. Upon the consummation of the separation, we expect to issue a note payable to FAFC for approximately $23 million that represents the anticipated net present value of the unfunded portion of liability associated with the InfoCo employees as well as the related administrative costs. We anticipate the note will bear interest at a fixed rate approximating the market rate for similar instruments, expected to be approximately 7%, and have a maturity date to be established. In addition to recording the pro forma impact of issuing the note payable to FAFC, this entry also eliminates the accrued liability ($15.5 million, $17.5 million and $4.6 million at September 30, 2009, December 31, 2008 and December 31, 2007, respectively), deferred income tax asset ($10.4 million, $10.9 million and $5.3 million at September 30, 2009, December 31, 2008 and December 31, 2007, respectively) and other comprehensive income balances related to our participation in the defined benefit plans ($19.3 million, $20.3 million and ($9.8) million at September 30, 2009, December 31, 2008 and December 31, 2007, respectively).

(6)	In connection with the separation, we anticipate that FAFC will pay down $200 million of our existing credit facility. We currently have attributed $140 million of the First American credit facility to FAFC in their historical financial statements at September 30, 2009 and December 31, 2008 (as the $140 million draw, which was for FAFC’s benefit, occurred in 2008). This pro forma adjustment represents the allocation of the $60 million in debt, that we drew down in 2007, that FAFC will incur as part of the separation.

(7)	The pro forma adjustment represents the net impact of the pro forma entries on our total equity balance. The impact of issuing additional shares as a result of the separation and expected issuance of approximately $250 million in the Company’s shares to FAFC and an FAFC affiliate have been excluded as they are currently not determinable.

(8)	As previously disclosed, we completed the buy-in of the publicly held shares of First Advantage Corporation in November 2009 in a stock-for-stock transaction. The pro forma adjustment in the amount of $239.7 million, $227.3 million and $205.7 million at September 30, 2009, December 31, 2008 and December 31, 2007, respectively, represents the impact on our equity of completing that transaction.

(9)	Certain financial statement balances have been reclassified as assets or liabilities, as appropriate, after the effect of the pro forma entries has been included.

The First American Corporation

Unaudited Pro Forma Condensed Consolidated Income Statement

Nine Months Ended September 30, 2009

(in thousands, except per share amounts)

	As Reported FAC 10Q	FAFC Pro Historical	As Adjusted InfoCo	Pro Forma Adjustments		Pro Forma InfoCo
Operating revenue	$4,333,149	$2,931,986	$1,401,163	$45,374	(1)	$1,446,537
Investment	147,527	82,055	65,472	10,848	(2)	76,320

Total Revenues	4,480,676	3,014,041	1,466,635	56,222		1,522,857

Salaries and other operating expense	3,921,015	2,793,125	1,127,890	71,445	(1),(3),(4),(5)	1,199,335
Depreciation and amortization	165,794	60,657	105,137	350	(6)	105,487
Interest	45,440	17,058	28,382	1,703	(7)	30,085

Total Expenses	4,132,249	2,870,840	1,261,409	73,498		1,334,907

Income before income taxes	348,427	143,201	205,226	(17,276)		187,950
Income tax provision (benefit)	128,252	61,527	66,725	(7,083	)(8)	59,642

Net income	220,175	81,674	138,501	(10,193)		128,308
Less: Net income attributable to noncontrolling interests	58,516	9,355	49,161	(9,077	)(9)	40,084

Net (loss) income attributable to FAC	$161,659	$72,319	$89,340	$(1,116)		$88,224

Net income (loss) attributable to FAC stockholders:
Basic (10)	$1.73		$0.96			$0.86

Diluted (10)	$1.72		$0.95			$0.85

Weighted-average number of shares:
Basic (10)	93,243		93,243			102,740

Diluted (10)	94,075		94,075			103,572

The First American Corporation

Unaudited Pro Forma Condensed Consolidated Income Statement

Year Ended December 31, 2008

(in thousands, except per share amounts)

	As Reported FAC 10-K	FAFC Historical	As Adjusted InfoCo	Pro Forma Adjustments		Pro Forma InfoCo
Operating revenue	$6,080,648	$4,284,800	$1,795,848	$56,088	(1)	$1,851,936
Investment	133,110	82,925	50,185	2,978	(2)	53,163

Total Revenues	6,213,758	4,367,725	1,846,033	59,066		1,905,099

Salaries and other operating expense	5,835,478	4,361,183	1,474,295	100,395	(1),(3),(4),(5)	1,574,690
Depreciation and amortization	262,945	95,242	167,703	463	(6)	168,166
Interest	71,124	27,215	43,909	2,594	(7)	46,503

Total Expenses	6,169,547	4,483,640	1,685,907	103,452		1,789,359

Income (loss) before income taxes	44,211	(115,915)	160,126	(44,386)		115,740
Income tax provision (benefit)	15,846	(43,433)	59,279	(18,198	)(8)	41,081

Net income (loss)	28,365	(72,482)	100,847	(26,188)		74,659
Less: Net income attributable to noncontrolling interests	54,685	11,523	43,162	(8,865	)(9)	34,297

Net (loss) income attributable to FAC	$(26,320)	$(84,005)	$57,685	$(17,323)		$40,362

Net income (loss) attributable to FAC stockholders:
Basic (10)	$(0.28)		$0.62			$0.40

Diluted (10)	$(0.28)		$0.62			$0.39

Weighted-average number of shares:
Basic (10)	92,516		92,516			102,013

Diluted (10)	92,516		93,239			102,736

The First American Corporation

Unaudited Pro Forma Condensed Consolidated Income Statement

Year Ended December 31, 2007

(in thousands, except per share amounts)

	As Reported FAC 10-K	FAFC Historical	As Adjusted InfoCo	Pro Forma Adjustments		Pro Forma InfoCo
Operating revenue	$7,827,219	$5,884,502	$1,942,717	$68,102	(1)	$2,010,819
Investment	395,164	191,630	203,534	8,229	(2)	211,763

Total Revenues	8,222,383	6,076,132	2,146,251	76,331		2,222,582

Salaries and other operating expense	7,747,747	6,147,542	1,600,205	138,264	(1),(3),(4),(5)	1,738,469
Depreciation and amortization	232,339	94,816	137,523	463	(6)	137,986
Interest	90,234	42,607	47,627	(236	) (7)	47,391

Total Expenses	8,070,320	6,284,965	1,785,355	138,491		1,923,846

Income (loss) before income taxes	152,063	(208,833)	360,896	(62,160)		298,736
Income tax provision (benefit)	43,689	(86,387)	130,076	(25,486	)(8)	104,590

Net income (loss)	108,374	(122,446)	230,820	(36,674)		194,146
Less: Net income attributable to noncontrolling interests	111,493	20,537	90,956	(34,499	)(9)	56,457

Net (loss) income attributable to FAC	$(3,119)	$(142,983)	$139,864	$(2,176)		$137,688

Net income (loss) attributable to FAC stockholders:
Basic (10)	$(0.03)		$1.48			$1.32

Diluted (10)	$(0.03)		$1.45			$1.30

Weighted-average number of shares:
Basic (10)	94,649		94,649			104,146

Diluted (10)	94,649		96,154			105,651

(1)	InfoCo and FAFC have historically had a level of normal and customary intercompany sales between the two companies that were eliminated upon consolidation. Upon consummation of the separation, these eliminations will not be recorded as the two companies will no longer be part of the same consolidated financial statements. The impact on operating revenues and salaries and other operating expenses for the nine months ended September 30, 2009, the year ended December 31, 2008 and the year ended December 31, 2007 was $45.4 million, $56.1 million and $68.1 million, respectively. We anticipate that these types of sales will be ongoing after the separation is consummated.

(2)	The pro forma adjustment to investment income is comprised of several items.

a.	First, there are several notes payable from First American to subsidiaries of FAFC which are recorded in our historical financial statements and a corresponding receivable recorded by FAFC in their historical financial statements. At the separation, these notes payable are expected to be transferred to FAFC and eliminated against the subsidiaries’ notes receivable. The pro forma entries include an adjustment to eliminate the interest income in the FAFC historical financial statement balances associated with these notes receivable aggregating $8.8 million, $9.0 million and $2.9 million in the nine months ended September 30, 2009, the year ended December 31, 2008 and the year ended December 31, 2007, respectively.

b.	Adjustment for lease income of $1.5 million, $2.0 million, and $2.0 million for the nine months ended September 30, 2009, the year ended December 31, 2008, and the year ended December 31, 2007 respectively, associated with real estate property that we expect will be transferred to us upon the separation. The lease income is properly eliminated in the FAC historical financial statement balances but included as investment income in the FAFC historical financial statement balances. Therefore, the adjustment is reflected as an addition to our investment income in that the income balance has been reduced by that amount.

c.	An adjustment to reflect the inclusion of the historical equity in earnings/(losses) from affiliates totaling $0.5 million, ($8.0) million, and $3.3 million for the nine months ended September 30, 2009, the year ended December 31, 2008, and the year ended December 31, 2007 respectively for certain investments in affiliates that we expect we will receive from FAFC upon consummation of the separation.

(3)	The pro forma adjustment to salaries and other operating expenses includes an adjustment for the elimination of the pension expense related to our participation in First American’s defined benefit pension plan. Upon separation, we expect that the plan (and the expense associated with our employees) will be assumed by FAFC. The pro forma adjustment to reflect the impact of this change is $1.5 million, ($0.1) million and $1.5 million for the nine months ended September 30, 2009, the year ended December 31, 2008, and the year ended December 31, 2007, respectively.

(4)	Generally accepted accounting principles provide that a parent company should not reflect an allocation of general corporate expenses and overhead to the subsidiary to be spun-off. This pro forma entry adds back to InfoCo’s condensed consolidated income statement the $30.5 million, $44.2 million and $71.7 million of general corporate costs that were allocated to FAFC for the nine months ended September 30, 2009, the year ended December 31, 2008 and the year ended December 31, 2007, respectively.

(5)	During the nine months ended September 30, 2009, we incurred approximately $2.9 million of costs, primarily legal, accounting and tax fees, associated with the separation transaction that are non-recurring expenses. This pro forma entry eliminates those expenses.

(6)	As discussed in adjustment 4a to the pro forma condensed consolidated balance sheet, as part of the separation, we expect we will receive certain real estate assets from FAFC. This pro forma entry gives effect to the $0.4 million, $0.5 million and $0.5 million of depreciation and amortization related to those real estate assets in the nine months ended September 30, 2009, the year ended December 31, 2008 and the year ended December 31, 2007, respectively.

(7)	The pro forma adjustment to interest expense is comprised of two items.

a.	As discussed in adjustment 6 to the pro forma condensed consolidated balance sheet, it is contemplated that FAFC will be allocated an incremental $60 million of debt as part of the separation agreement. This pro forma adjustment gives consideration to the incremental interest expense that will be allocated to FAFC’s portion of the credit facility. Interest expense of $2.1 million (using the historical effective interest rate of 4.6%), $2.4 million (using the historical effective interest rate of 4.06%) and $3.3 million (using the historical effective interest rate of 5.1%) has been reflected for the nine months ended September 30, 2009, the year ended December 31, 2008, and the year ended December 31, 2007, respectively.

b.	As noted in adjustment 3 above, as part of the separation, it is anticipated that FAFC will assume all the expenses and obligations associated with the Company’s pension plan. We expect that InfoCo will issue a note payable to FAFC of approximately $23 million that represents the anticipated net present value of the unfunded portion of liability associated with the InfoCo employees and the related administrative costs. The note will bear interest at a fixed rate approximating the market rate for similar instruments, expected to be approximately 7%, and have a maturity date to be established. The pro forma adjustment to interest expense gives effect to the anticipated annual interest expense associated with the note of $1.2 million, $1.6 million and $1.6 million for the nine months ended September 30, 2009, the year ended December 31, 2008 and the year ended December 31, 2007, respectively.

c.	On or prior to the separation, we expect to amend the existing First American credit facility, which will then serve as InfoCo’s facility. We expect the amended facility to be secured, contain covenants customary for the industry and be scheduled to expire in July 2012. We anticipate that the interest rate charged on the facility will be increased and therefore are including a pro forma entry for incremental interest expense of $2.6 million, $3.4 million and $1.5 million for the nine months ended September 30, 2009, the year ended December 31, 2008 and the year ended December 31, 2007, respectively. This adjustment is based on an anticipated increase in the interest rate on the line of 245 basis points. A change of one-eighth of 1% (12.5 basis points) in the interest rate associated with these borrowings would result in additional annual interest expense of approximately $0.2 million (in the case of an increase to the rate) or an annual reduction to interest expense of approximately $0.2 million (in the case of a decrease in the rate).

(8)	This amount represents the estimated income tax impact of the pro forma adjustments using the statutory rate of 41%.

(9)	The pro forma adjustment to net income attributable to noncontrolling interests relates to the buy-in of the publicly held shares of First Advantage Corporation in November 2009 in a stock-for-stock transaction. A pro forma adjustment in the amount of $9.1 million, $8.9 million and $34.5 million for the nine months ended September 30, 2009, the year ended December 31, 2008 and the year ended December 31, 2007, respectively, represents the impact to the net income attributable to noncontrolling interests of completing that transaction.

(10)	Basic and diluted net income (loss) attributable to FAC stockholders and basic and fully diluted weighted average number of shares outstanding are calculated using the historical FAC share counts, adjusted to reflect the pro forma impact of the buy-in of the publicly held shares of First Advantage Corporation. Additional share impacts as a result of the separation and expected issuance of approximately $250 million in the Company’s shares to FAFC and an FAFC affiliate have been excluded as they are not currently determinable.